Exhibit 99.1

1700 Broadway, Suite 2300, Denver, CO 80290-2300 Phone: 303.837.1661 | FAX: 303.861.4023

News Release

Company Contact: Eric K. Hagen Title: Vice President, Investor Relations Phone: 303.837.1661 Email: Eric.Hagen@whiting.com	March 18, 2016 For immediate release

Whiting Petroleum Corporation Announces Exchange of $429.7

Million of Notes for New Convertible Notes

DENVER – March 18, 2016 – Whiting Petroleum Corporation (NYSE: WLL) today announced that it entered into privately negotiated exchange agreements under which it will exchange $429.7 million aggregate principal amount of unsecured notes for the same aggregate principal amount of new unsecured convertible notes.

Whiting entered into exchange agreements with certain holders of its 6.5% Senior Subordinated Notes due 2018 (the “2018 Outstanding Notes”), its 5.0% Senior Notes due 2019 (the “2019 Outstanding Notes”), its 5.75% Senior Notes due 2021 (the “2021 Outstanding Notes”) and its 6.25% Senior Notes due 2023 (the “2023 Outstanding Notes” and, together with the 2018 Outstanding Notes, 2019 Outstanding Notes and the 2021 Outstanding Notes, the “Outstanding Notes”). Pursuant to such exchange agreements, Whiting will exchange $48.7 million aggregate principal amount of the 2018 Outstanding Notes, $61.8 million aggregate principal amount of the 2019 Outstanding Notes, $152.5 million aggregate principal amount of the 2021 Outstanding Notes and $166.7 million aggregate principal amount of the 2023 Outstanding Notes for $48.7 million aggregate principal amount of its new 6.5% Convertible Senior Subordinated Notes due 2018 (the “2018 Convertible Notes”), $61.8 million aggregate principal amount of its new 5.0% Convertible Senior Notes due 2019 (the “2019 Convertible Notes”), $152.5 million aggregate principal amount of its new 5.75% Convertible Senior Notes due 2021 (the “2021 Convertible Notes”) and $166.7 million aggregate principal amount of its new 6.25% Convertible Senior Notes due 2023 (the “2023 Convertible Notes” and, together with the 2018 Convertible Notes, the 2019 Convertible Notes and the 2021 Convertible Notes, the “New Convertible Notes”).

The initial conversion rate for the (i) 2018 Convertible Notes, 2021 Convertible Notes and 2023 Convertible Notes will be 86.9565 common shares per $1,000 principal amount (representing an initial conversion price of $11.50 per share) and (ii) 2019 Convertible Notes will be 90.9091 common shares per $1,000 principal amount (representing an initial conversion price of $11.00 per share). Each initial conversion rate is subject to certain customary adjustments. If all New Convertible Notes are converted a maximum of approximately 37.6 million shares of common stock could be issued.

Additionally, if a holder exercises its right to convert on or prior to the six month anniversary of the issuance of the New Convertible Notes, such holder will also receive an early conversion payment of between $75.00 and $97.50 in cash per $1,000 principal amount of New Convertible Notes, depending on which series of notes is being converted. If a holder exercises its right to convert after the six month anniversary but on or prior to the 12 month anniversary of the issuance of the New Convertible Notes, such holder will receive an early conversion payment of between $50.00 and $65.00 in cash per $1,000 principal amount of New Convertible Notes, depending on which series of notes is being converted. If a holder exercises its right to convert after the 12 month anniversary but on or prior to the 18 month anniversary of the issuance of the New Convertible Notes, such holder will receive an early conversion payment of between $25.00 and $32.50 in cash per $1,000 principal amount of New Convertible Notes, depending on which series of notes is being converted.

Subject to compliance with certain conditions, Whiting has the right to mandatorily convert the New Convertible Notes, in whole or in part, if the volume weighted average price, or VWAP (as defined in the indentures governing the New Convertible Notes), of Whiting common stock exceeds 89.13% of the applicable conversion price of the 2018 Convertible Notes, 2021 Convertible Notes and 2023 Convertible Notes (representing an initial mandatory conversion trigger price of $10.25 per share) and 93.18% of the applicable conversion price of the 2019 Convertible Notes (representing an initial mandatory conversion trigger price of $10.25 per share) for at least 20 trading days during the 30 consecutive trading day period. No early conversion payment will be made upon a mandatory conversion.

The New Convertible Notes and the shares of Whiting’s common stock issuable upon conversion of the New Convertible Notes, if any, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This news release contains statements that we believe to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements other than historical facts, including, without limitation, statements regarding our future financial position, business strategy, projected revenues, earnings, costs, capital expenditures and debt levels, and plans and objectives of management for future operations, are forward-looking statements. When used in this news release, words such as we “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “should” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements.

These risks and uncertainties include, but are not limited to: declines in, or extended periods of low, oil, NGL or natural gas prices; our level of success in exploration, development and production activities; risks related to our level of indebtedness, ability to comply with debt covenants and periodic redeterminations of the borrowing base under our credit agreement; impacts to financial statements as a result of impairment write-downs; our ability to successfully complete asset dispositions and the risks related thereto; revisions to reserve estimates as a result of changes in commodity prices, regulation and other factors; adverse weather conditions that may negatively impact development or production activities; the timing of our exploration and development expenditures; inaccuracies of our reserve estimates or our assumptions underlying them; risks relating to any unforeseen liabilities of ours; our ability to generate sufficient cash flows from operations to meet the internally funded portion of our capital expenditures budget; our ability to obtain external capital to finance exploration and development operations and acquisitions; federal and state initiatives relating to the regulation of hydraulic fracturing and air emissions; the potential impact of federal debt reduction initiatives and tax reform legislation being considered by the U.S. Federal Government that could have a negative effect on the oil and gas industry; our ability to identify and complete acquisitions and to successfully integrate acquired businesses; unforeseen underperformance of or liabilities associated with acquired properties; the impacts of hedging on our results of operations; failure of our properties to yield oil or gas in commercially viable quantities; availability of, and risks associated with, transport of oil and gas; our ability to drill producing wells on undeveloped acreage prior to its lease expiration; our ability to obtain sufficient quantities of CO2 necessary to carry out our EOR projects; shortages of or delays in obtaining qualified personnel or equipment, including drilling rigs and completion services; uninsured or underinsured losses resulting from our oil and gas operations; our inability to access oil and gas markets due to market conditions or operational impediments; the impact and costs of compliance with laws and regulations governing our oil and gas operations; our ability to replace our oil and natural gas reserves; any loss of our senior management or technical personnel; competition in the oil and gas industry; cyber security attacks or failures of our telecommunication systems; and other risks described under the caption “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2015. We assume no obligation, and disclaim any duty, to update the forward-looking statements in this news release.